Exhibit 99.1

Volato Group Signs Definitive Agreement for $500 Million AI Infrastructure Merger with Alignment Engine

Roadmap to 480MW AI Infrastructure Capacity at Alignment Engine’s Ohio Campus, with 154MW of Power Available Today

ATLANTA, GA – August 26, 2026 – Volato Group, Inc. (NYSE American: SOAR) (“Volato” or the “Company”) today announced that it has entered into a definitive agreement to merge with Alignment Engine, Inc. (“Alignment Engine”), an AI infrastructure company, in a transaction valuing Alignment Engine at approximately $500 million.

The transaction repositions Volato around advanced AI infrastructure, high-performance computing and data center development through Alignment Engine’s powered industrial campus in Ohio.

Transaction Highlights

●	Definitive merger agreement between Volato and Alignment Engine
●	Approximately $500 million transaction valuation of Alignment Engine
●	154MW of power currently available at Alignment Engine’s Ohio campus with near term path to at least 480 MW
●	Infrastructure designed to support high-performance GPU compute, AI training, inference and other compute-intensive workloads
●	SOAR to remain the publicly traded parent company

“When we announced our move into AI infrastructure, we said we were looking for an opportunity capable of fundamentally changing the scale and direction of Volato,” said Matt Liotta, Chief Executive Officer of Volato. “We have spent the intervening months working rather than talking. Alignment Engine is the result.”

Path to 480MW of Power With 154MW Available Today

Alignment Engine is developing infrastructure for energy efficient artificial intelligence workloads from its powered industrial campus in Ohio.

The campus currently has 154MW of power available with a total capacity of 480MW, providing an existing foundation for the deployment of high-performance AI compute infrastructure.

Alignment Engine’s platform combines:

●	Powered data center infrastructure
●	High-performance GPU compute
●	Advanced networking
●	Proprietary technology
●	Infrastructure supporting AI training and inference
●	Capacity for other compute-intensive workloads

The availability of power is particularly important as AI infrastructure development increasingly depends on access to substantial electrical capacity capable of supporting high-density computing environments.

“Power and compute capacity have become critical constraints on the continued expansion of AI,” said Chris Ensey, Chief Executive Officer of Alignment Engine. “We aren’t starting with a greenfield site and a plan to find power. We have a powered industrial campus and 154MW available today with a path to 480MW of capacity.”

Expected Merger Closing

The parties expect to close the merger shortly following execution of the definitive agreement, subject to the satisfaction or waiver of applicable closing conditions. The merger closing is not conditioned upon receipt of Volato stockholder approval, but a stockholder meeting will be held at a later date for the subsequent conversion of the convertible preferred stock being issued to Alignment Engine’s shareholders in the transaction into shares of Volato’s Class A common stock.

Additional information regarding the proposed transaction will be provided in Volato’s filings with the U.S. Securities and Exchange Commission.

About Alignment Engine

Alignment Engine is an AI infrastructure company developing high-performance computing infrastructure for artificial intelligence, machine learning and HPC workloads. The company combines powered data center infrastructure, advanced compute, high-performance networking and proprietary technology to support energy efficient AI workloads.

Alignment Engine is headquartered in Ohio and is developing its campus as a next generation AI compute facility.

For more information, visit alignmentengine.com and aligned.co.

About Volato Group, Inc.

Volato Group, Inc. (NYSE American: SOAR) is an AI software company building operational systems for aviation businesses. Drawing on firsthand experience running private aviation operations, Volato develops AI-powered tools designed to reduce manual work, improve responsiveness, and help operators scale more efficiently. The Company’s software solutions are built on Parslee, an autonomous-work platform that combines business context, shared memory, and human-in-the-loop controls. Through its Vaunt marketplace, Volato also operates one of the fastest-growing technology-enabled private aviation membership platforms in the industry.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements regarding the potential merger with Alignment Engine and related transactions, the contemplated terms and benefits of such transactions and other future events and contingencies relating thereto, including the anticipated or projected timing of the transaction and subsequent events, trends and developments in the AI industry and the prospective market for such products and services, Alignment Engine’s business plans including its plans to expand on its infrastructure and technology capabilities with a data center campus and energy capacity, and discussions and progress with Alignment Engine’s customer pipeline.

Forward-looking statements can often be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “targets,” “would,” “will,” “should,” “could,” “may,” “potential,” “opportunity,” “evaluate,” and similar expressions.

Forward-looking statements are based on current expectations, assumptions, estimates, and projections and are not guarantees of future performance or events. Actual results may differ materially from those expressed or implied by these forward-looking statements as a result of various risks and uncertainties, including the risk that the Company may not complete the merger , the need for consents and approvals from third parties to proceed with the planned transactions and any risks and uncertainties which may arise from any failure to obtain such consents and approvals, the risk that Alignment Engine’s planned business and technology infrastructure do not yield the benefits anticipated or sought, the risk that following closing Volato is unable to obtain the requisite shareholder approval or maintain its listing in the NYSE American including due to the requirement that the NYSE American must approve the resultant change of control and Volato’s ability to comply with NYSE American listing standards in connection therewith and in general, its needs to raise substantial capital and the condition of the capital markets in general and for data center companies in particular, the risk that regulatory developments or other challenges arise that limit or hinder Alignment Engine’s ability to build and expand on its infrastructure, including potential regulations impacting the development and operation of data centers and AI technologies, our ability to attract and maintain customers for our offerings and the risk that anticipated or projected demand for our offerings is less than expected, the possibility that the acquisition does not yield the benefits expected or desired, our ability to integrate and effectively manage and grow the combined company following the transaction if the transaction is completed; the impact of any future U.S. action on tariffs and U.S. trade policy and other government actions, external forces such as geopolitical conflicts and the possibility of a recession in the U.S. and abroad, the possibility that projections and assumptions on which the forward-looking statements are based prove to be incorrect; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems, the risk that AI infrastructure opportunities generally involve substantial capital requirements, operational complexity, power availability, regulatory approvals, and integration risks, that the Company’s stock price may experience volatility; and the other risks described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent reports filed with the SEC, and other filings the Company may make from time to time.

All forward-looking statements speak only as of the date they are made. Volato undertakes no obligation to update or revise any forward-looking statement, except as required by law.

Additional Information and Where to Find It

This communication relates to a potential transaction involving Volato and Alignment Engine. Volato intends to file with the SEC a Current Report on Form 8-K with respect to the execution of the definitive agreement. This communication is not a substitute for any other document that Volato has filed or will file with the SEC in connection with the potential transaction. This communication does not contain all of the information concerning the potential transaction and is not intended to form the basis for any investment decision or any other decision in respect of such matters. Copies of all relevant materials for the potential transaction filed, or that will be filed, with the SEC may be obtained, when available, free of charge at the SEC’s website at www.sec.gov. Volato’s stockholders may also obtain copies of the documents, when available, without charge, by directing a request to Volato at 1954 Airport Road, Suite 124, Chamblee, GA 30341, or by telephone at (844) 399-8998.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell, or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the potential transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The potential transaction is expected to be implemented solely pursuant to the legally binding definitive agreement which will be filed as an exhibit to a Current Report on Form 8-K filed with the SEC by Volato, and which contains the material terms and conditions of the potential transaction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Investor Contact:

investors@flyvolato.com